LUBY’S, INC.

INCENTIVE STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, dated as of ____________(the “Award Agreement”), is entered into by and between by LUBY’S, INC. (the "Company") and __________(the "Grantee"), upon the following terms and conditions:

1. Grant. Company hereby grants ________shares of Restricted Stock (the “Restricted Stock”) as of ____________(the “Award Date”) subject to the restrictions set forth in this Award Agreement and subject to all applicable provisions of the Luby’s Incentive Stock Plan (The “Plan”), as it may be amended from time to time, which provisions are incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms necessary or appropriate to the grant hereof having been made. Each share of Restricted Stock corresponds to one (1) share of Common Stock, par value $0.32 per share ("Common Stock"), of the Company.

2. Restrictions on Transfer. Except as otherwise provided herein, Restricted Stock granted hereunder shall become unrestricted on the third anniversary of the Award Date. (“Lapse Date”). None of the Restricted Stock may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions have lapsed in accordance with this Award Agreement. Except as provided in Section 6, all Restricted Stock to which restrictions have not yet lapsed shall be forfeited to the Company immediately upon Termination of Grantee’s Employment.

3. Rights as Stockholder. Grantee shall have no rights as a stockholder with respect to any Restricted Stock until a stock certificate for the shares is issued in Grantee’s name. Once any such stock certificate is issued in Grantee’s name, Grantee shall be entitled to all rights associated with ownership of the Restricted Stock, except that the Restricted Stock will remain subject to the restrictions set forth herein and if any additional shares of Common Stock become issuable on the basis of such Restricted Stock (e.g., a stock dividend), any such additional shares shall be subject to the same restrictions as the shares of Restricted Stock to which they relate. Each stock certificate evidencing any Restricted Stock shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee which administers the Plan (the “Committee”) in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that the Grantee tender to the Company a stock power duly executed in blank relating thereto. Any dividends payable on the Restricted Stock shall be paid in cash to Grantee on the day on which the corresponding cash dividends are paid to shareholders of record, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which such cash dividends are paid to shareholders of record.

4. Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally the number of shares of Restricted Stock. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, may be made to give proper effect to such event.

5. Non-Assignability. No benefit payable under, or interest in, this Award Agreement or in the shares of Common Stock to be issued to Grantee hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, Grantee’s or Grantee’s beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution or (iii) to an alternate payee to the extent that a Qualified Domestic Relations Order so provides, as further described in the Plan.

6. Continuous Employment. If Grantee’s employment with the Company or an Affiliate of the Company is terminated for any reason, except as provided below, Grantee’s Restricted Stock shall automatically expire and terminate, and shall be forfeited to the Company, on the date of Termination of Grantee’s Employment. Notwithstanding anything herein to the contrary, the Lapse Date of the Restricted Stock may be accelerated (by notice in writing) by the Company in its sole discretion at any time. “Termination of Grantee’s Employment” shall mean the last date that Grantee is either an employee of the Company or an Affiliate or engaged as a consultant or director of the Company or an Affiliate.

          (a) Retirement. If Grantee terminates Grantee’s employment with the Company or an Affiliate of the Company by retirement on or after Grantee's 65th birthday, then the Lapse Date of the Restricted Stock granted under this Award Agreement shall be accelerated as of the day preceding Grantee’s retirement, subject to Grantee’s execution of a general release and waiver in a form provided by the Company.

(b) Death. If Grantee’s employment with the Company or an Affiliate of the Company terminates due to Grantee’s death, then the Lapse Date of the Restricted Stock granted under this Award Agreement will become unrestricted as of the day preceding Grantee’s death.

(c) Permanent and Total Disability. If Grantee’s employment with the Company or an Affiliate of the Company or an Affiliate of the Company terminates due to Grantee’s Permanent and Total Disability, and Grantee has been employed by Company for at least 3 years, then the Lapse Date of the Restricted Stock granted under this Award Agreement will be accelerated, as of the date preceding the termination of Grantee’s employment, subject to execution by Grantee of a general release and waiver in a form provided by the Company.

“Permanent and Total Disability” shall have the meaning ascribed to such term under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (together with the regulations and other official guidance promulgated thereunder, the “Code”), and with such permanent and total disability being certified prior to termination of Grantee’s employment by (i) the Social Security Administration, (ii) such other body having the relevant decision-making power applicable to the Company (such as an insurance carrier), or (iii) an independent medical advisor appointed by the Company in its sole discretion, as applicable.

(d) Leave of Absence. Lapse Date may be suspended by the Company in its sole discretion during a leave of absence by Grantee as provided from time to time according to Company policies and practices.

(e) Change of Control. All Restricted Stock shall become immediately unrestricted upon a Change of Control, as defined in the Plan. If, on the date of termination of Grantee's employment with the Company or an affiliate of the Company, Grantee is entitled to rights or benefits under a written Change of Control Agreement with the Company containing provisions relating to Restricted Stock which are more favorable to Grantee than those contained in this Award Agreement, the provisions of such Change of Control Agreement shall prevail.

7. Disputes. If the employment of Grantee shall terminate prior to the Lapse Date of the Restricted Stock, and there exists a dispute between Grantee and the Company as to the satisfaction of the conditions of this Award Agreement, the Restricted Stock shall remain subject to the restrictions contained herein until the resolution of such dispute, regardless of any intervening expiration of the restrictions, except that any dividends that may be payable to the holders of record of shares of Common Stock as of a date during the period from termination of Grantee's employment to the resolution of such dispute (the "Suspension Period") shall:

(1)  to the extent to which such dividends would have been payable to Grantee on the shares of Restricted Stock, be held by the Company as part of its general funds, and shall be paid to or for the account of Grantee only upon, and in the event of, a resolution of such dispute in a manner favorable to Grantee, and then only with respect to such of the shares as to which such resolution shall be so favorable, and

(2)  be canceled upon, and in the event of, a resolution of such dispute in a manner unfavorable to Grantee, and then only with respect to such of the shares as to which such resolution shall be so unfavorable.

8. Form and Timing of Payment. Restricted Stock shall be paid by the Company in shares of Common Stock (on a one-to-one basis) on, or as soon as practicable after, the Lapse Date of the Restricted Stock has passed (which, for purposes of this Section, includes the date of any acceleration as referenced in Section 6), but in any event, within the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) Grantee’s tax year that includes the Lapse Date of the Restricted Stock, or (ii) the Company’s tax year that includes the applicable Lapse Date of the Restricted Stock (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A of the Code). Shares of Common Stock issued that become unrestricted shall be deemed to be issued in consideration of past services actually rendered by Grantee to the Company or an Affiliate or for its benefit for which Grantee has not previously been compensated or for future services to be rendered, as the case may be, which the Company deems to have a value at least equal to the aggregate par value thereof.

9. Tax Withholding. All payments or grants made pursuant to this Award Agreement shall be subject to withholding of all applicable taxes, based on the minimum statutory withholding rates for federal, state and local tax purposes, including any employment taxes resulting from the lapsing of the restrictions (the “Tax Obligations”). In the event that Company requests Grantee to do so, Grantee hereby agrees that Grantee will satisfy the Tax Obligations resulting from the lapsing of the restrictions by authorizing, and Grantee hereby authorizes, the Company to withhold from the shares of Common Stock otherwise deliverable to Grantee as a result of the lapsing of the restrictions in accordance herewith, a number of shares having a fair market value less than or equal to the Tax Obligations. Any shares of Common Stock withheld by the Company hereunder shall not be deemed to have been issued by the Company for any purpose under the Plan and shall remain available for issuance thereunder.

The number of shares of Common Stock tendered by Grantee pursuant to this Section shall be determined by the Company and be valued at the fair market value of the Common Stock on the date the Tax Obligations arise. To the extent that the number of shares tendered by Grantee pursuant to this Section is insufficient to satisfy the Tax Obligations, Grantee hereby authorizes the Company to deduct from Grantee’s compensation the additional amount necessary to fully satisfy the Tax Obligations. If the Company chooses not to deduct such amount from Grantee’s compensation, Grantee agrees to pay the Company, in cash or by check, the additional amount necessary to fully satisfy the Tax Obligations. Grantee agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section. No certificates representing the shares of Common Stock shall be delivered to Grantee unless and until Grantee has satisfied Grantee’s obligations with respect to the full amount of all federal, state and local tax withholding or other employment taxes applicable to Grantee resulting from the payment of the Restricted Stock earned.

10. Section 83(b) Election. Under Section 83 of the Code, the difference between the purchase price paid by the Grantee for the Restricted Stock, if any, and their fair market value on the Lapse Date of the Restricted Stock, will be reportable as ordinary income at that time. Grantee may elect to be taxed on the Award Date with respect to Restricted Stock rather than when such restrictions lapse by filing an election under Section 83(b) of the Code in a form similar to that set forth in Exhibit A hereto with the Internal Revenue Service within 30 days after the Award Date. Failure to make this filing within the 30-day period will result in the recognition of ordinary income by Grantee (in the event the Fair Market Value of the shares increases after the Award Date) as the forfeiture restrictions lapse.

GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF. GRANTEE IS RELYING SOLELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

11. Award Agreement Subject to Plan. This Award Agreement is sub-ject to the Plan. The terms and provisions of the Plan (including any subsequent amend-ments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All defini-tions of words and terms contained in the Plan shall be applicable to this Award Agreement.

12. No Retention Rights. Nothing herein contained shall confer on the Grantee any right with respect to continuation of employment, or interfere with the right of the Company or its Affiliates to terminate at any time the service of the Grantee. Any questions as to whether and when there has been a termination of Grantee's employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

13. Applicable Law. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Texas without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in Harris County, Texas.

     14. Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

 15. Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Grantee shall not operate or be construed as a waiver of any subsequent breach by Grantee.

 16. Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of the Grantee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Grantee.

17.  Entire Agreement; Amendment. This Award Agreement and any other agreements and instruments contemplated by this Award Agreement contain the entire agreement of the parties, and this Award Agreement may be amended only in writing signed by both parties.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed in duplicate and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized.

ATTEST:

__________________________________________
Peter Tropoli, Senior V.P and General Counsel and Chief Executive Officer

LUBY'S, INC.

By______________________________________________
Christopher J. Pappas, President and Chief Executive Officer

ACCEPTED:

__________________________________________
Grantee